                                                                    EXHIBIT 99.1



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock, no par value of Williams Sonoma, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.



Date:  February 14, 1996



                                             THE GOLDMAN SACHS GROUP, L.P.


                                             By: /s/ J. David Rogers
                                                -------------------------
                                             Name:   J. David Rogers
                                             Title:  General Partner



                                             GOLDMAN, SACHS & CO.


                                             By: /s/ J. David Rogers
                                                -------------------------
                                             Name:   J. David Rogers
                                             Title:  General Partner


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